# REVOCABLE PROXY
# VIRGINIA HERITAGE BANK

## YOUR VOTE IS IMPORTANT!
## PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

**To Vote by Telephone:**

Call 1-855-782-8491 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., October 16, 2014.

**To Vote by Internet:**

Go to https://www.rtcoproxy.com/vgbk prior to 3 a.m., October 16, 2014.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

**Mark here if you plan to attend the meeting.** ☐

**Mark here for address change.** ☐

**Comments:**

**Special Meeting Materials are available at: http://www.cfpproxy.com/5955sm**

**FOLD HERE IF YOU ARE VOTING BY MAIL**

**PLEASE DO NOT DETACH**

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

**Vote on Proposals**

| | For | Against | Abstain |
|---|---|---|---|
| 1. **APPROVAL OF THE MERGER AGREEMENT.** To approve the Agreement and Plan of Reorganization, dated as of June 9, 2014, among Eagle Bancorp, Inc., and its wholly-owned subsidiary EagleBank and Virginia Heritage Bank, pursuant to which Virginia Heritage Bank will merge with and into EagleBank, with EagleBank as the surviving institution, upon the terms and subject to the conditions set forth in the Agreement and Plan of Reorganization. | ☐ | ☐ | ☐ |

**Vote on Proposals**

| | For | Against | Abstain |
|---|---|---|---|
| 2. **ADJOURNMENT.** To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Reorganization. | ☐ | ☐ | ☐ |

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). **If no direction is made, this proxy will be voted FOR Proposals 1 and 2.** If any other matters are permitted to come before the meeting, the persons named in this proxy will vote in their discretion.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.**

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______ Co-holder (if any) sign above

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

YOUR VOTE IS IMPORTANT! Special Meeting Materials are available on-line at: http://www.cfpproxy.com/5955sm You can vote in one of three ways: 1. Call toll free 1-855-782-8491 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at https://www.rtcoproxy.com/vgbk and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS REVOCABLE PROXY VIRGINIA HERITAGE BANK SPECIAL MEETING OF SHAREHOLDERS October 16, 2014 10:00 a.m., Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder(s) hereby appoint(s) David P. Summers and Charles C. Brockett, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the ballot, all of the shares of Common Stock of Virginia Heritage Bank that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held on Thursday, October 16, 2014 at 10:00 a.m., Eastern Time, at Westwood Country Club, 800 Maple Avenue East, Vienna, Virginia and any adjournment or postponement thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Continued, and to be marked, dated and signed, on the other side) VIRGINIA HERITAGE BANK — SPECIAL MEETING, OCTOBER 16, 2014 5955